GUGGENHEIM FUNDS RULE 12d1-4 (ACQUIRED FUND)

FORM OF FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of [                    ], is made by and among each Guggenheim Fund listed on Appendix A – Acquired Funds hereto (as amended from time to time), on behalf of itself and its separate series (if any), severally and not jointly (each, an “Acquired Fund”) and each Acquiring Fund Registrant listed on Appendix B – Acquiring Funds hereto (as amended from time to time), on behalf of itself and its separate series (if any), severally and not jointly (each, an “Acquiring Fund” and together with the Acquired Fund(s), the “Funds”).

WHEREAS, each Acquiring Fund and Acquired Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act, in pertinent part, limits the extent to which a registered investment company (and any company or companies controlled by such company) may invest in shares of other registered investment companies and Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, any principal underwriter therefor or any registered brokers or dealers may knowingly sell shares of such registered open-end investment company to other investment companies (and any company or companies controlled by such companies);

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Fund(s), to invest in shares of other registered investment companies, such as the Acquired Fund(s), in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule.

NOW THEREFORE, in consideration of the premises and the agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the Rule, the Acquiring Fund(s) and the Acquired Fund(s) desire to set forth the following terms pursuant to which the Acquiring Fund(s) may invest in the relevant Acquired Fund(s) in reliance on the Rule.

1.	Terms of Investment.

a.

To help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required finding(s) under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

i.

In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the relevant Acquired Fund may honor any redemption request partially or wholly in-kind in the sole discretion of the Acquired Fund (which discretion of the Acquired Fund will include the selection of portfolio securities and other assets to distribute in-kind).

ii.

Timing/advance notice of redemptions. Upon a request by an Acquired Fund, the Acquiring Fund will use reasonable efforts to spread large redemption requests (greater than [    ]% of the Acquired Fund’s total

outstanding shares) equally over multiple days or provide advance notification of such redemption requests to the relevant Acquired Fund whenever practicable and if deemed by the Acquiring Fund’s investment adviser to be consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem in any amount, nor a limitation thereof, and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

iii.

Scale of investment. Upon a request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund, the scale of its contemplated investments in the Acquired Fund and any maximum limits and the current level of investments by the Acquiring Fund and its “advisory group” (as defined in the Rule) in the Acquired Fund. Each Acquiring Fund acknowledges and understands that an Acquired Fund reserves the right, in its sole discretion, to reject any purchase of shares by an Acquiring Fund.

b.

To assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund and making the required finding(s) under the Rule, each Acquired Fund will provide each Acquiring Fund (or its investment adviser) with information regarding the fees and expenses of the Acquired Fund, as reasonably requested by the Acquiring Fund. The Acquiring Fund acknowledges that such fee and expense information will be limited to that which is made publicly available by the Acquired Fund.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to “acquired funds” under the Rule; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund materially fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, with respect to an investment by the Acquiring Fund, or this Agreement. In addition, each Acquired Fund agrees to treat any information provided by the Acquiring Fund under Section 1 or 3 of this Agreement confidentially and to use such information only for purposes set forth in this Agreement.

3.	Representations of the Acquiring Funds.

a.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to “acquiring funds” under the Rule; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, with respect to its investment in such Acquired Fund, or this Agreement. In addition, each Acquiring Fund agrees to treat any information provided by the Acquired Fund under Section 1 of this Agreement confidentially and to use such information only for purposes set forth in this Agreement.

b.

Each Acquiring Fund agrees, and notwithstanding anything herein to the contrary, that any Acquiring Fund that has an “affiliated person” (as defined in the 1940 Act) that is: (1) a broker-dealer, (2) a broker-dealer or bank that borrows securities as part of a securities lending program, or (3) a futures commission merchant or swap dealer, will: (A) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (B) notify an Acquired Fund promptly if the Acquiring Fund holds 5% or more such Acquired Fund’s total outstanding voting securities and has not previously provided notice of such position and affiliation to the Acquired Fund under this Agreement. Each Acquiring Fund also agrees to provide information regarding affiliates of the Acquiring Fund upon an Acquired Fund’s reasonable request.

c.

Each Acquiring Fund agrees that the Acquiring Fund and its “advisory group” (as defined in the Rule) will not control (individually or in the aggregate) an Acquired Fund within the meaning of Section 2(a)(9) of the 1940 Act and that the Acquiring Fund and its “advisory group” (as defined in the Rule) will vote the outstanding voting securities of an Acquired Fund in the manner prescribed by the Rule when required by the terms of the Rule, as interpreted or modified by the SEC or its Staff from time to time.

d.

Each Acquiring Fund acknowledges that it may only rely on this Agreement to invest in an Acquired Fund that is listed on Appendix A – Acquired Funds hereto. Each Acquiring Fund further acknowledges that it is an Acquiring Fund’s obligation to review Appendix A – Acquired Funds hereto, as may be updated from time to time, on an ongoing basis for any changes that may occur from time to time before making an investment in reliance on this Agreement or on the Rule. For the avoidance of doubt, an Acquiring Fund may not rely on this Agreement to invest in reliance on the Rule in Guggenheim Funds or series not listed on Appendix A – Acquired Funds hereto or those identified as “Ineligible Funds” on Appendix A – Acquired Funds hereto or as otherwise communicated to the Acquiring Funds.

4.	Miscellaneous.

a.

Several Liability. In any action involving one or more Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and, if applicable, not to any other series of the relevant Guggenheim Funds registrant. In any action involving one or more Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and, if applicable, not to any other series of the Acquiring Fund Registrant. For the avoidance of doubt, the obligations hereunder are binding only upon the Acquiring Fund or Acquired Fund to which such obligations pertain, such obligations are several and not joint, and no director, trustee, officer or shareholder assumes any personal liability for such obligations.

b.

Counterparts. The Funds may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute one Agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other party(ies).

c.	Use of Terms. Unless indicated otherwise, any term used but not defined in this Agreement shall be construed as defined in or interpreted under the Rule.

d.

Severability and Survival. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law. The parties hereby agree that Sections 4.a, 4.f, 6.c, and 6.d shall survive the termination of this Agreement.

e.

Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect thereto.

f.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to choice of law principles.

g.

Participation Agreement. If applicable, the parties hereby mutually agree to terminate the participation agreement entered into by and between two or more of the parties hereto in accordance with exemptive relief granted by the SEC effective on the effective date of this Agreement and waive any notice required for termination as set forth therein.

5.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below. Notwithstanding anything else set forth herein, the address and other information below may be changed from time to time upon prior written notice to the other party.

If to the Acquired Fund(s):

Guggenheim Investments

702 King Farm Boulevard, Suite 200

Rockville, MD 20850

Email: Guggenheim12d1-4@guggenheimpartners.com

With a copy to:

Guggenheim Investments

Attn: Legal Dept.

330 Madison Avenue, 10th Floor

New York, NY 10017

Email: michael.megaris@guggenheimpartners.com

If to the Acquiring Fund(s):

[Name]

[Address]

[City, State, Zip]

Fax:

Email:

With a copy to:

[Name]

Attn: Legal Dept.

[Address]

[City, State, Zip]

Fax:

Email:

6.	Term and Termination; Assignment; Amendment.

a.

Term. This Agreement shall be effective beginning on [    ] and be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments by an Acquiring Fund in the relevant Acquired Fund made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6.b.

b.

Termination. This Agreement shall continue until terminated in writing by either party upon 60 days’ advance written notice to the other party. Upon termination of this Agreement, an Acquiring Fund may not purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For the avoidance of doubt, the Agreement may be terminated for one or more Funds and remain in effect for the other Funds if so agreed by the parties.

c.

Assignment. This Agreement may not be assigned by either party without the prior written consent of the other and, unless otherwise agreed to by the parties in writing, such third-party will be subject to and bound by the terms of this Agreement applicable to the assigning party.

d.

Amendment. This Agreement, including Appendix B – Acquiring Funds hereto, may be amended only by a writing that is signed by an authorized representative of each affected party. For the avoidance of doubt, any updates, supplements or amendments to Appendix A – Acquired Funds hereto shall not constitute an amendment of this Agreement for purposes of this Section 6.d. and shall be effective upon written notice to the Acquiring Fund Registrant(s).

e.	Massachusetts Business Trusts. In the case of any of the Acquiring Fund(s) organized as a Massachusetts business trust, a copy of the Declaration of Trust of such Acquiring Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the Acquiring Fund(s) shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable Acquiring Fund(s).

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Acquired Funds listed on Appendix A hereto

Name:

Title:

Acquiring Fund(s) listed on Appendix B hereto

Name:

Title:

Appendix A – Acquired Funds

As of [            ], 20[    ]

Registrant: Guggenheim Funds Trust

Guggenheim Alpha Opportunity Fund

Guggenheim Capital Stewardship Fund

Guggenheim Large Cap Value Fund

Guggenheim Market Neutral Real Estate Fund

Guggenheim Risk Managed Real Estate Fund

Guggenheim Small Cap Value Fund

Guggenheim SMid Cap Value Fund

Guggenheim World Equity Income Fund

Registrant: Guggenheim Strategy Funds Trust

Guggenheim Strategy Fund II

Guggenheim Strategy Fund III

Guggenheim Variable Insurance Strategy Fund III

Registrant: Rydex Dynamic Funds

Dow 2x Strategy Fund

Inverse Dow 2x Strategy Fund

Inverse NASDAQ-100® 2x Strategy Fund

Inverse Russell 2000® 2x Strategy Fund

Inverse S&P 500® 2x Strategy Fund

NASDAQ-100® 2x Strategy Fund

Russell 2000® 2x Strategy Fund

S&P 500 2X® Strategy Fund

Registrant: Rydex Series Funds

Banking Fund

Basic Materials Fund

Biotechnology Fund

Commodities Strategy Fund

Consumer Products Fund

Dow Jones Industrial Average Fund

Electronics Fund

Emerging Markets 2x Strategy Fund

Emerging Markets Bond Strategy Fund

Energy Fund

Energy Services Fund

Europe 1.25x Strategy Fund

Financial Services Fund

Government Long Bond 1.2x Strategy Fund

Health Care Fund

High Yield Strategy Fund

Internet Fund

Registrant: Rydex Series Funds (continued)

Inverse Emerging Markets 2x Strategy Fund

Inverse Government Long Bond Strategy Fund

Inverse High Yield Strategy Fund

Inverse Mid-Cap Strategy Fund

Inverse NASDAQ-100® Strategy Fund

Inverse Russell 2000® Strategy Fund

Inverse S&P 500® Strategy Fund

Japan 2x Strategy Fund

Leisure Fund

Long Short Equity Fund

Mid-Cap 1.5x Strategy Fund

Monthly Rebalance NASDAQ-100® 2x Strategy Fund

NASDAQ-100® Fund

Nova Fund

Precious Metals Fund

Real Estate Fund

Retailing Fund

Russell 2000® 1.5x Strategy Fund

S&P 500® Fund

S&P 500® Pure Growth Fund

S&P 500® Pure Value Fund

S&P MidCap 400® Pure Growth Fund

S&P MidCap 400® Pure Value Fund

S&P SmallCap 600® Pure Growth Fund

S&P SmallCap 600® Pure Value Fund

Strengthening Dollar 2x Strategy Fund

Technology Fund

Telecommunications Fund

Transportation Fund

Utilities Fund

Weakening Dollar 2x Strategy Fund

Real Estate Fund

Retailing Fund

Registrant: Transparent Value Trust

Guggenheim Directional Allocation Fund

Guggenheim RBP Dividend Fund

Guggenheim RBP Large-Cap Market Fund

Guggenheim RBP Large-Cap Defensive Fund

Guggenheim RBP Large Cap Value Fund

Appendix B – Acquiring Funds

As of [            ], 20[    ]

[To be inserted]